EXHIBIT 4.1

WARRANT FOR COMMON STOCK

of

WRIT MEDIA GROUP, INC.

(Incorporated under the laws of the State of Delaware)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

This certifies that _____________________________________ (“Holder”) is the registered owner of the above indicated number of Warrants, each Warrant entitling such owner to purchase, ___________________________, shares of Common Stock, par value $0.0001 per share (the “Warrant Securities”), of Writ Media Group, Inc. (the “Company”) on the following basis:

1.	Term. During the period from Friday, May 18, 2018, through and including March 31, 2019.

2.	Exercise Price. The exercise price per Warrant Security will be $0.25 per share (the “Warrant Price”), subject to adjustment.

3.	Method of Exercise; Payment; Issuance of New Warrant. The purchase right represented by this Warrant may be exercised by the holder or holder’s assignee hereof, in whole or in part and from time to time, by surrendering this Warrant Certificate, with the purchase form on the addendum duly executed, at Pacific Stock Transfer, or its successor as warrant agent (the “Warrant Agent”), at the address specified on the addendum hereto, and upon compliance with and subject to the conditions set forth herein and by the payment to the Company, by check or wire, of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. This Warrant may not be assigned or transferred by holder unless such holder complies with federal and state securities laws. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as possible and in any event within thirty days after such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof as soon as possible and in any event within such thirty day period.

4.	Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a.	Reclassification or Merger. In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, or its parent corporation, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of Shares then purchasable under this Warrant. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers, consolidations, transfers, amendments and waivers.

1

b.	Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of common stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.

c.	Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

5.	Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional Shares the Company shall either (i) make a cash payment therefor based on the fair market value of the Shares on the date of exercise as reasonably determined in good faith by the Company’s Board of Directors, or (ii) round-up.

6.	Compliance with Securities Act: Disposition of Warrant or Shares of Common Stock. This Warrant may not be assigned or transferred in whole or in part by the holder hereof. The holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Shares to be issued upon exercise hereof are being acquired for investment and that such holder will not offer, sell or otherwise dispose of this Warrant, or any Shares to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the “Act”). This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form: “THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS”.

7.	Rights as Stockholders; Information. No holder of this Warrant, as such, shall not be entitled to vote or receive dividends or be deemed the holder of Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

8.	Reservation of Common Stock. The Company hereby covenants that at all times following the date hereof there shall be reserved for issuance and delivery upon exercise of this Warrant such number of Shares as are from time to time issuable upon exercise of this Warrant. The Company hereby further covenants that from time to time following the date hereof, the Company will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of Shares issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws.

9.	Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

2

10.	Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of Delaware without regard to its conflicts of laws principles. The venue for any dispute concerning the subject matter hereof shall be the state and federal courts located in Washington.

11.	Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by regular mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant.

12.	Severability. If any term, provision, covenant, or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

13.	Certificate of Designation. Holder hereby accepts that this Warrant Certificate is subject to the all of terms and provisions contained in the Certificate of Designation. Copies of the Certificate of Designation are on file with the Secretary of State of the State of Delaware.

14.	Warrant Agent. This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its name and on its behalf by the facsimile signatures of its duly authorized officers.

Dated:

WRIT Media Group, Inc.

By:__________________________

Name: Eric Mitchell

Title: President and CEO

Warrant Agent

By: __________________________

Name:

Title:

3

Addendum

NOTICE OF EXERCISE

(Instructions for Exercise of Warrant)

To exercise any Warrants, the Holder must pay, in lawful money of the United States of America, the Warrant Price in full for Warrants exercised, to Warrant Agent, Attn: Eric Mitchell, which payment must specify the name of the Holder and the number of Warrants exercised by such Holder. In addition, the Holder must complete the information required below and present this Warrant Certificate in person or by certified or registered mail to the Warrant Agent at the appropriate address set forth above. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the payment.

The undersigned hereby irrevocably elects to exercise _________________Warrants, evidenced by this Warrant Certificate, to purchase _____________ shares of the Common Stock, par value $0.00001 per share (the “Warrant Securities”), of Writ Media Group, Inc and represents that the undersigned has tendered payment for such Warrant Securities, in lawful money of the United States of America, to the order of Writ Media Group, Inc, in the amount of $______________ in accordance with the terms hereof. The undersigned requests that said Warrant Securities be in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below.

If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate evidencing the Warrants for the number of Warrant Securities remaining unexercised be issued and delivered to the undersigned unless otherwise specified in the instructions below.

To be filled in by Holder:

Warrant Price Per Share: $

Number of Shares: __________________________________________________________________

Total Exercise Price: __________________________________________________________________

Date: _____________________________________________________________________________

Name: ____________________________________________________________________________

Address: __________________________________________________________________________

Social Security/EIN: __________________________________________________________________

Signature of Holder: __________________________________________________________________

4